SECOND AMENDMENT LETTER

To:	Allied Healthcare Holdings Limited Allied Healthcare Group Holdings Limited (formerly Allied Healthcare Group Limited) Stone Business Park Brooms Road Stone Staffordshire ST15 0TL
Fax No: 01785 819031
Attention:	David Moffatt

11 September 2006

Dear Sirs

Project Air: Second Amendment Letter

We refer to the £50,000,000 facility agreement dated 19 July 2004 between Allied Healthcare Group Limited (the ‘‘Company’’), Allied Healthcare Holdings Limited (the ‘‘Borrower’’), Allied Healthcare International Inc, the Guarantors listed therein, Barclays Capital and Lloyds TSB Bank PLC as Arrangers and Ancillary Lenders, the Original Lenders listed therein and Barclays Bank PLC as Agent and Security Agent (the ‘‘Original Facility Agreement’’) as amended by an amendment letter dated 28 July 2006 (the ‘‘First Amendment Letter’’ and, together with the Original Facility Agreement, the ‘‘Amended Agreement’’).

1.	DEFINITIONS

Unless otherwise stated, terms defined in the Amended Agreement have the same meaning in this Letter.

‘‘Second Effective Date’’ means the date on which the Agent notifies the Company that it has received:

(i)	for the Parent and each of the Obligors, either a copy of their respective constitutional documents or a certificate of an authorised signatory of each of them certifying that the constitutional documents previously delivered to the Agent on or before 19 July 2004 for the purposes of the Original Facility Agreement have not been amended and remain in full force and effect;

(ii)	a copy of a resolution of the board of directors of the Parent and each Obligor:

(a)	approving the terms of, and the transactions contemplated by, this Letter and resolving that it execute this Letter; and

(b)	authorising a specified person or persons to execute this Letter on its behalf;

(iii)	a specimen of the signature of each person authorised by the resolution referred to in paragraph (ii) above;

(iv)	a certificate of the Company (signed by a director) confirming that borrowing or guaranteeing, as appropriate, the Facility A Commitment and the Facility B Commitment under the Amended Agreement would not cause any borrowing, guaranteeing or similar limit binding on the Parent or any Obligor to be exceeded; and

(v)	a certificate of an authorised signatory of the Parent and the relevant Obligor certifying that each copy document listed at (i) to (iv) above is correct, complete and in full force and effect as at a date no earlier than the date of this Letter.

2.	OVERDRAFT

2.1	The Bank agrees, subject to the terms and conditions of this Letter, to continue to make the Overdraft Facility available to the Borrower from the Second Effective Date. The Overdraft Facility shall also continue to be made available on an uncommitted basis and may be cancelled by the Bank at any time by notice to the Borrower.

2.2	The Overdraft Facility will be available for utilisation by way of overdraft on the current account of the Borrower held with the Bank.

2.3	The total utilisations in respect of the Overdraft Facility at any time shall not exceed £3,000,000. The Bank may refuse any utilisation request that would result in this limit being exceeded.

2.4	The Overdraft Facility shall be repayable by the Borrower on an ‘‘on demand basis’’, that is to say that the Bank may at any time and without giving any reason therefore demand immediate repayment of all or any part the Overdraft Facility or may by notice immediately cancel any part of the Overdraft Facility, whereupon it shall be immediately due and payable to the Bank.

2.5	The Borrower shall apply all amounts borrowed under the Overdraft Facility for its general corporate purposes.

2.6	To the extent that no demand is made in respect of the Overdraft Facility on or prior to 16 October 2006, the Borrower shall ensure that all amounts outstanding in respect of the Overdraft Facility are reduced to zero, and the Overdraft Facility shall be automatically cancelled, on 16 October 2006.

2.7	Interest on the Overdraft Facility shall be charged at the same rate as is applicable to Facility B under the Amended Agreement and shall be computed on a 365 day basis and shall be payable on demand, or if no such demand is made on or prior to 16 October 2006, on 16 October 2006.

2.8	The provisions of Clause 13 of the Amended Agreement shall be incorporated into this Letter as if set out in full and shall apply in respect of the Overdraft Facility.

2.9	If the Bank does allow any utilisation resulting in the facility limit being exceeded in respect of the Overdraft Facility, it will not mean that such limit has changed or that the Bank will agree to any other utilisation which would have the effect of exceeding the limit and the right of the Bank to charge an unauthorised excess margin and / or unauthorised excess fee pursuant to Clause 2.10 below does not constitute an agreement by the Bank to permit borrowings in excess of any limit applicable to the Overdraft Facility.

2.10	To the extent that at any time the aggregate total utilisations under the Overdraft Facility exceed £3,000,000 without the prior written consent of the Bank (each such instance an ‘‘Excess’’), the Bank shall be entitled to charge the Borrower:

2.10.1	a fee in the amount of £10,000 for each instance of such an Excess arising; and

2.10.2	interest on the entire amount outstanding under the Overdraft Facility at the time of Excess calculated at a rate of 15% per annum above the Bank’s base rate from time to time, such default rate of interest to remain applicable until any relevant Excess has been repaid and the total utilisation under the Overdraft Facility have been reduced to below £3,000,000. Any interest payable pursuant to this Clause 2.10.2 shall be computed on a 365 day basis and shall be payable on demand, or if no such demand is made on or prior to 16 October 2006, on 16 October 2006.

2.11	The Obligors hereby confirm that the Security granted in favour of the Security Agent pursuant to the Security Documents is granted as continuing security for present and future moneys, debts and liabilities due, owing or incurred by the Borrower under or in connection with any Finance Document, including by virtue of the designation of this Letter as a Finance Document, any present and future moneys, debts and liabilities due, owing or incurred by the Borrower under or in connection with the Overdraft Facility.

3.	COVENANTS

3.1	Resetting of EBIT to Interest Expense Covenant

The Lenders and the Company hereby undertake to use all reasonable endeavours to agree, on or prior to 16 October 2006, a revised Clause 21.1(c) of the Amended Agreement, such revised Clause 21.1(c) to be in form and substance satisfactory to the Lenders.

3.2	Acquisition Covenant

Notwithstanding the provisions of Clause 22.11 of the Amended Agreement, the Parent and each Obligor undertakes that it will not (and the Company undertakes that it will ensure that no other member of the Group will), on or prior to 16 October 2006:

3.2.1	invest in or acquire any share in, or any security issued by, any person, or any interest therein or in the capital of any person, or make any capital contribution to any person (or agree to do any of the foregoing); or

3.2.2	invest in or acquire any business or going concern, or the whole or substantially the whole of the assets or business of any person, or any assets that constitute a division or operating unit of the business of any person (or agree to do any of the foregoing); or

3.2.3	enter into any joint venture agreement with any person; or

3.2.4	acquire or agree to acquire any other assets other than in the ordinary course of trading,

without the prior written consent of the Lenders.

4.	AMENDMENTS

4.1	Amendment to the Amended Agreement

The parties to this Letter agree that, with effect from the Second Effective Date, the Amended Agreement shall be amended as follows:

(a)	In Clause 20.8 the words ‘‘15 September’’ shall be deleted and replaced by the words ‘‘16 October’’.

(b)	In Clause 20.9 the words ‘‘15 September’’ shall be deleted and replaced by the words ‘‘16 October’’.

4.2	Continuing obligations

The provisions of the Amended Agreement and the other Finance Documents shall, save as amended by this Letter, continue in full force and effect. Where there is any inconsistency between the terms of this Letter and the Amended Agreement, the terms of this Letter will apply.

5.	FINANCIAL PROJECTIONS

The Company shall, on or prior to 15 September 2006, provide to the Agent (in sufficient quantities for all the Lenders, if the Agent so requests), a re-forecast budget for the financial years ending 30 September 2006, 2007 and 2008 (the ‘‘Re-forecast’’), such Re-forecast to be in form and substance satisfactory to the Agent. Such Re-forecast shall include, but not be limited to:

(i)	a projected cash flow statement and profit and loss account of the Group;

(ii)	a projected balance sheet of the Group;

(iii)	capital expenditure, investments, acquisitions and disposals projected to be made by the Group;

(iv)	projected levels of the financial ratios required to be met by the Company pursuant to Clause 21.1 of the Amended Agreement; and

(v)	a management commentary on the proposed activities of the Group, the principal assumptions underlying the projections in the Re-forecast and any material variations from the last budget provided to the Agent pursuant to Clause 20.1(e) of the Amended Agreement.

6.	FEES

On the Second Effective Date, the Borrower shall pay to the Agent (for the account of each Lender) a fee in the Base Currency in the amount of £41,000.

7.	COSTS AND EXPENSES

7.1	Transaction costs

The Company shall within three Business Days of demand reimburse the Agent for the amount of all costs and expenses (including legal fees) reasonably incurred by the Agent in connection with the negotiation, preparation, printing and execution of this Letter and any other documents referred to in this Letter.

7.2	Ongoing incidental costs

Without prejudice to the generic costs and expenses provisions in Clause 17 of the Amended Agreement and elsewhere in the Finance Documents the Company shall, for the period from the Second Effective Date to 16 October 2006, within seven Business Days of demand reimburse the Secured Party for the amount of all travel costs and incidental expenses reasonably incurred by that Secured Party at any time after the Second Effective Date in connection with any meetings required with the Company or other Group members to discuss the protection or preservation of rights under this Letter and any other document referred to in this Letter and in connection with the consideration and or discussion of the independent business review with the Company and/or other Group members and/or with the Reporting Accountants.

7.3	Payment of Fees, Costs and Expenses

The Company hereby irrevocably authorises the Lender to cause the Company to satisfy any payment obligations arising pursuant to Clause 6 above and this Clause 7 by debiting any bank account of the Company held with the Lender.

8.	LOSS SHARE

8.1	In consideration of the Bank providing the Overdraft Facility, each of the Lenders agrees that, to the extent that the Bank does not recover within 30 days of making demand all amounts owing to it in connection with the Overdraft Facility, they shall pay to the Bank within 5 Business Days of demand, the proportion of such shortfall as is equal to each Lenders’ percentage participation in the Total Facility Commitments (any such payment a ‘‘Loss Share Payment’’).

8.2	For the avoidance of doubt, no Lender shall be required to make any Loss Share Payment(s) pursuant to Clause 8.1 above in an aggregate amount in excess of £1,500,000.

8.3	To the extent that any Loss Share Payment is made pursuant to Clause 8.1 above, such Lender shall be subrogated to the extent possible to that part of the Bank’s claim under the Overdraft Facility against the Borrower which corresponds to the relevant Loss Share Payment. However, for the avoidance of doubt, no such Lender shall receive any payment from or exercise any rights against the Borrower as a result of such subrogation until after the Bank has received the relevant Loss Share Payment from it.

9.	AMENDMENT AND RESTATEMENT

The Lenders hereby confirm that it is their current intention to enter into negotiations with the Company with a view to agreeing, on terms acceptable to all parties, an amendment and restatement to the Amended Agreement on or prior to 16 October 2006. For the avoidance of doubt, this Clause 9 does not constitute a legally binding commitment to enter into any such amendment and restatement agreement.

10.	MISCELLANEOUS

10.1	Guarantors

Each of the Guarantors and the Parent agree to each of the provisions of this Letter, including without limitation, the provision of the Overdraft Facility and the amendments to the Amended Agreement contemplated by this Letter and each agrees that (i) nothing in this Letter effects its obligations as a Guarantor or in the case of the Parent as the Parent and (ii) its obligations as a Guarantor or in the case of the Parent as the Parent, extend to the Overdraft Facility.

10.2	Reservation of Rights

This Letter is provided by the Finance Parties strictly on the basis that the Finance Parties reserve all rights and remedies of the Agent, the Security Agent and the Finance Parties under the Original Facility Agreement, the First Amendment Letter and the Amended Agreement. Other than as set out in this Letter, nothing in this Letter or done pursuant to this Letter, will constitute an amendment to or is intended to operate as a release or waiver of any breach or potential breach of, or any obligations under any Finance Document.

10.3	Third Party Rights

A person who is not a party to this Letter has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any of the provisions of this Letter.

10.4	Counterparts

This Letter may be signed in a number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of this Letter.

10.5	Joint and Several Obligations

The obligations of the Finance Parties under this Letter are several. The obligations of the Obligors under this Letter are joint and several.

10.6	Finance Documents

In accordance with the Amended Agreement, each of the Company and the Agent designate this Letter as a Finance Document.

11.	GOVERNING LAW

This Letter will be governed and construed in accordance with English law.

We hereby agree to the terms of this Letter:

The Original Lenders

Barclays Bank PLC

By: /s/ Alan Douglas

Name: Alan Douglas

Lloyds TSB Bank plc

By: /s/ Rebecca Killeen

Name: Rebecca Killeen

Ancillary Lenders

Barclays Bank PLC

By: /s/ Alan Douglas

Name: Alan Douglas

Lloyds TSB Bank plc

By: /s/ Rebecca Killeen

Name: Rebecca Killeen

The Bank

Barclays Bank PLC

By: /s/ Alan Douglas

Name: Alan Douglas

The Agent

Barclays Bank PLC

By: /s/ Shahid Kazi

Name: Shahid Kazi

The Security Agent

Barclays Bank PLC

By: /s/ Shahid Kazi

Name: Shahid Kazi

Agreed and accepted by:

The Company

Allied Healthcare Group Holdings Limited (formerly Allied Healthcare Group Limited)

By: /s/ Paul Weston

Name: Paul Weston

The Parent

Allied Healthcare International, Inc.

By: /s/ D.J. Moffatt

Name: D.J. Moffatt

The Original Borrower

Allied Healthcare Holdings Limited

By: /s/ Paul Weston

Name: Paul Weston

The Original Guarantors

Allied Healthcare Group Holdings Limited (formerly Allied Healthcare Group Limited)

By: /s/ Paul Weston

Name: Paul Weston

Allied Healthcare Holdings Limited

By: /s/ Paul Weston

Name: Paul Weston

Allied Healthcare Group Limited (formerly Allied Healthcare (UK) Limited)

By: /s/ Paul Weston

Name: Paul Weston

Allied Respiratory Limited (formerly Allied Oxycare Limited)

By: /s/ Paul Weston

Name: Paul Weston

Balfor Medical Limited

By: /s/ Paul Weston

Name: Paul Weston

Crystalglen Limited

By: /s/ Paul Weston

Name: Paul Weston

Medigas Limited

By: /s/ Paul Weston

Name: Paul Weston

Nightingale Nursing Bureau Limited

By: /s/ Paul Weston

Name: Paul Weston

Omnicare Limited

By: /s/ Paul Weston

Name: Paul Weston

Allied Staffing Professionals Limited (formerly Staffing Enterprise Limited)

By: /s/ Paul Weston

Name: Paul Weston